Exhibit 4.4

INTREPID AVIATION GROUP HOLDINGS, LLC,

INTREPID FINANCE CO.,

as Issuers,

and

Wilmington Trust, National Association,

as Trustee

SECOND SUPPLEMENTAL INDENTURE

Dated as of August 18, 2014

to

INDENTURE

Dated as of January 29, 2014

As Amended by the

FIRST SUPPLEMENTAL INDENTURE

Dated as of August 6, 2014

AMENDMENT TO THE INDENTURE

RELATING TO 6.875% SENIOR NOTES DUE 2019

THIS SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”), dated as of August 18, 2014, (the “Issue Date”), is between Intrepid Aviation Group Holdings, LLC, a Delaware limited liability company (the “Company”), Intrepid Finance Co., a Delaware corporation (the “Co-Issuer” and, together with the Company, the “Issuers”) and Wilmington Trust, National Association, as trustee (the “Trustee”) and supplements the Existing Indenture referred to below. The Existing Indenture, as supplemented by this Second Supplemental Indenture, is herein referred to as the “Indenture.”

RECITALS

WHEREAS, the Issuers have executed and delivered to the Trustee an indenture, dated as of January 29, 2014 (the “Base Indenture”), providing for the issuance of an unlimited aggregate principal amount of 6.875% Senior Notes due 2019 and pursuant to which the Issuers have duly issued the Initial Notes (as defined in the Existing Indenture) in the aggregate principal amount of $300,000,000, of which $300,000,000 in aggregate principal amount are outstanding as of the Issue Date;

WHEREAS, the Issuers have executed and delivered to the Trustee a supplemental indenture, dated as of August 6, 2014 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Existing Indenture”), to make certain amendments to the Base Indenture;

WHEREAS, pursuant to Section 9.01(a)(11) of the Base Indenture, a supplemental indenture may be entered into without the consent of any Holder to facilitate the issuance of Additional Notes;

WHEREAS, the Issuers have authorized the execution and delivery of this Second Supplemental Indenture for the purpose of issuing $215,000,000 in aggregate principal amount of Additional Notes having terms substantially identical in all material respects to the Initial Notes (other than issue date, issue price and the first interest payment date and the initial interest accrual date) (the “New Notes”);

WHEREAS, Section 2.01 of the Base Indenture, provides that Additional Notes ranking pari passu with the Initial Notes may be created and issued from time to time under the Indenture by the Issuers without notice to or consent of the Holders and that such Additional Notes shall have the same terms as to status, redemption or otherwise (other than issue date, issue price and, if applicable, the first interest payment date and the initial interest accrual date) as the Initial Notes; provided that the Issuers’ ability to issue Additional Notes shall be subject to the Issuers’ compliance with Article 4 of the Base Indenture;

WHEREAS, the execution and delivery of this Second Supplemental Indenture has been duly authorized by the parties hereto, and all conditions and requirements necessary to make this Second Supplemental Indenture a valid and binding agreement of the Issuers enforceable in accordance with its terms have been duly performed and complied with; and

NOW, THEREFORE, for and in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties have hereby agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

1. Relation to Existing Indenture. Unless otherwise stated herein, the terms and provisions contained in the Existing Indenture will constitute, and are hereby expressly made, a part of this Second Supplemental Indenture and the Issuers and the Trustee, by their execution and delivery of this Second Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

1

2. Trustee. The Trustee accepts the amendment of the Existing Indenture effected by this Second Supplemental Indenture, but only upon the terms and conditions set forth in this Second Supplemental Indenture. The Trustee will not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Issuers, or for or with respect to (1) the validity or sufficiency of this Second Supplemental Indenture or any of the terms or provisions hereof, (2) the proper authorization hereof by the Issuers, (3) the due execution hereof by the Issuers or (4) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

3. Rules of Interpretation. The rules of interpretation set forth in the Base Indenture shall be applied hereto as if set forth in full herein.

4. Definition of Certain Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Existing Indenture.

5. Additional Notes. As of the date hereof, the Issuers will issue, and the Trustee is directed to authenticate and deliver, the New Notes under the Indenture, having terms substantially identical in all material respects to the Initial Notes (other than issue date, issue price and the first interest payment date and the initial interest accrual date), substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture.

6. Headings. The headings of the Sections of this Second Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

7. Counterpart Originals. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8. Successors and Assigns. All agreements of the Issuers in this Second Supplemental Indenture will bind its successors. All agreements of the Trustee in this Second Supplemental Indenture will bind its successors.

9. Severability. In case any provision in this Second Supplemental Indenture is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

10. Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SECOND SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

[Signature page follows]

2

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year first above written.

SIGNATURES

Dated as of August     , 2014

INTREPID AVIATION GROUP HOLDINGS, LLC

By:
Name:
Title:

INTREPID FINANCE CO.

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

[SIGNATURE PAGE TO SECOND SUPPLEMENTAL INDENTURE]

EXIHIBIT A

[FORM OF FACE OF NOTE]

[Insert the Restricted Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Global Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Definitive Notes Legend, if applicable, pursuant to the provisions of the Indenture]

CUSIP [                    ]

ISIN [                     ]

[RULE 144A][REGULATION S][GLOBAL] NOTE

6.875% Senior Notes due 2019

No. [RA- ] [RS- ] [RI- ]	[Up to] [$ ]

INTREPID AVIATION GROUP HOLDINGS, LLC

AND

INTREPID FINANCE CO.

promise to pay to [CEDE & CO.] [             ] or registered assigns the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of $(             Dollars)] on February 15, 2019.

Interest Payment Dates: February 15 and August 15

Record Dates: February 1 and August 1

IN WITNESS WHEREOF, each of the Issuers has caused this Note to be duly executed.

INTREPID AVIATION GROUP HOLDINGS, LLC
By:
Name:
Title:

INTREPID FINANCE CO.
By:
Name:
Title:

Dated:

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as the Trustee
By:
Authorized Officer

[Reverse Side of Note]

6.875% Senior Notes due 2019

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. INTEREST. Intrepid Aviation Group Holdings, LLC, a Delaware limited liability company (the “Company”) and Intrepid Finance Co., a Delaware corporation (the “Co- Issuer” and, together with the Company, the “Issuers”), promise to pay interest on the principal amount of this Note at 6.875% per annum until but excluding maturity pursuant to the Indenture referred to below. The Issuers shall pay interest semi-annually in arrears on February 15 and August 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date on which interest has been paid or, if no interest has been paid, from and including August 15, 2014; provided that the first Interest Payment Date shall be February 15, 2015. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes to the extent lawful. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

2. METHOD OF PAYMENT. The Issuers shall pay interest on the Notes to the Persons who are Holders at the close of business on February 1 and August 1 (whether or not a Business Day), as the case may be, immediately preceding the related Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Principal of, premium, if any, and interest on the Notes shall be payable at the office or agency of the Issuers maintained for such purpose or, at the option of the Issuers, payment of interest and premium, if any, may be made by check mailed to the Holders at their registered addresses set forth in the Note Register; provided that payment by wire transfer of immediately available funds shall be required with respect to principal, premium, if any, and interest on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuers or the Paying Agent at least five Business Days prior to the applicable payment date. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. PAYING AGENT AND REGISTRAR. Initially, Wilmington Trust, National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to the Holders. The Issuers or any of its Subsidiaries may act in any such capacity.

4. INDENTURE. The Issuers issued the Notes under an Indenture, dated as of January 29, 2014, as amended by a First Supplemental Indenture, dated as of August 6, 2014, and by a Second Supplemental Indenture, dated as of August 18, 2014 (as so amended and as further amended or supplemented from time to time, the “Indenture”), among the Issuers and the

Trustee. This Note is one of a duly authorized issue of notes of the Issuers designated as its 6.875% Senior Notes due 2019. The Issuers shall be entitled to issue Additional Notes pursuant to Section 2.01 of the Indenture. The Notes, the Initial Notes and any other Additional Notes issued under the Indenture shall be treated as a single class of securities under the Indenture. The terms of the Notes include those stated in the Indenture. Any term used in this Note that is defined in the Indenture shall have the meaning assigned to it in the Indenture. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5. REDEMPTION AND REPURCHASE. The Notes are subject to optional redemption, and may be the subject of Change of Control Offer, as further described in the Indenture. The Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

6. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents acceptable to the Registrar, and Holders shall be required to pay any taxes and fees required by law or permitted by the Indenture. The Issuers and Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption or tendered for repurchase in connection with a Change of Control Offer or Asset Sale Offer, except for the unredeemed portion of any Note being redeemed or repurchased in part.

7. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

8. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Note Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

9. DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Issuers, the Guarantors, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.

10. TRUSTEE DEALINGS WITH ISSUERS. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not the Trustee.

11. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

12. AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

13. GOVERNING LAW. THIS NOTE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

14. CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP and ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuers shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Issuers at the following address:

c/o Intrepid Aviation Group Holdings, LLC

One Stamford Plaza

263 Tresser Blvd.

Stamford, CT 06901

Fax No.: (203)-324-4584

Email: olaf.sachau@intrepidaviation.com

Attention: Olaf Sachau

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                      to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee *:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFERS OF TRANSFER RESTRICTED NOTES

This certificate relates to $[         ] principal amount of Notes held in (check applicable space) book-entry or             definitive form by the undersigned.

The undersigned (check one box below):

☐	has requested the Trustee by written order to deliver in exchange for its beneficial interest in a Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above) in accordance with the Indenture; or

☐	has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to an Issuer or subsidiary thereof; or

(2)	☐	to the Registrar for registration in the name of the Holder, without transfer; or

(3)	☐	pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); or

(4)	☐	to a Person that the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) that purchases for its own account or for the account of a qualified institutional buyer and to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A; or

(5)	☐	pursuant to offers and sales to non-U.S. persons that occur outside the United States of America within the meaning of Regulation S under the Securities Act (and if the transfer is being made prior to the expiration of the Distribution Compliance Period, the Notes shall be held immediately thereafter through Euroclear or Clearstream); or

(6)	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter, substantially in the form of Exhibit B to the Indenture, containing certain representations and agreements; or

(7)	☐	pursuant to Rule 144 under the Securities Act; or

(8)	☐	pursuant to another available exemption from registration under the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6), (7) or (8) is checked, the Issuers or the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as either Issuer or the Trustee has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Your Signature

Date:	Signature of Signature
Guarantor

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
	NOTICE:	To be executed by an executive officer
Name:
Title:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

TO BE COMPLETED IF THE HOLDER REQUIRES AN EXCHANGE FROM A REGULATION S GLOBAL NOTE TO AN UNRESTRICTED GLOBAL NOTE, PURSUANT TO SECTION 2.2(d)(iii) OF APPENDIX A TO THE INDENTURE:1

The undersigned represents and warrants that either:

[1]	Include only for Regulation S Global Notes

☐	the undersigned is not a dealer (as defined in the Securities Act) and is a non-U.S. person (within the meaning of Regulation S under the Securities Act); or

☐	the undersigned is not a dealer (as defined in the Securities Act) and is a U.S. person (within the meaning of Regulation S under the Securities Act) who purchased interests in the Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the Securities Act; or

☐	the undersigned is a dealer (as defined in the Securities Act) and the interest of the undersigned in this Note does not constitute the whole or a part of an unsold allotment to or subscription by such dealer for the Notes.

Dated:	Your Signature

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.10 or 4.14 of the Indenture, check the box below:

[    ] Section 4.10                    [    ] Section 4.14

If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

	$	(integral multiples of $1,000, provided that the unpurchased portion must be in a minimum principal amount of $2,000)

Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:
Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $[            ]. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee, Depositary or Custodian

*	This schedule should be included only if the Note is issued in global form.